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                                                                      Exhibit 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Post-Effective Amendment No. 13 to the Registration Statement of Philip Morris Companies Inc. (the "Company") on Form S-14 (File No. 2-96149) and in the Company's Registration Statements on Form S-3 (File No. 333-35143) and Form S-8 (File Nos. 333-28631, 333-20747, 333-16127, 33-1479, 33-10218, 33-13210, 33-14561,
33-1480, 33-17870, 33-38781, 33-39162, 33-37115, 33-40110, 33-48781, 33-59109,
33-63975, 333-43478, 333-43484 and 333-71268) of our report dated January 28,
2002 relating to the consolidated financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 28, 2002 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP


New York, New York
March 19, 2002